                                                                 Exhibit 10.3.5

                         SIGNAL AND SERVICE AGREEMENT

     THIS SIGNAL AND SERVICE AGREEMENT ("Agreement") is dated this 5th day of March, 1999, by and between Cable TV Fund 14-A, Ltd., a Colorado limited partnership ("Fund 14-A") and TCI Illinois Holdings, L.P., an Arizona limited partnership ("TCI").

                                   Recitals

     A. Fund 14-A owns and operates the cable television system serving the City of Naperville and portions of Will and DuPage County, all in the State of Illinois (the "Naperville System").

     B. TCI owns and operates the cable television system serving the Villages of Montgomery, North Aurora, Oswego and Yorkville, the Cities of Aurora, Plano and Sandwich, and the Counties of Kane and Kendall, all in the State of Illinois (the "Aurora System").

     C. Fund 14-A desires to utilize certain programming signals received by, and transmitted from, the Oswego headend facility located in the Aurora System for distribution on the Naperville System. In addition, Fund 14-A desires TCI to perform, and TCI is willing to provide, certain services related to the operation of the Naperville System.

                                   Agreement

     In consideration of the above recitals and the mutual agreements stated in this Agreement, the parties agree as follows:

Section 1  Definitions

     1.1   Affiliate.  An "Affiliate" with respect to any party shall mean any
           ---------
person or entity controlling, controlled by or under common control with such party, with "control" for such purpose meaning the possession, directly, or indirectly, of the power to direct or cause the direction of the management and policies of such party, whether through ownership of voting securities or voting interests, by contract or otherwise.

     1.2   Allocated Percentage.  The "Allocated Percentage" with respect to any
           --------------------
Employee shall mean the percentage of such Employee's salary allocated by TCI to the Naperville System in accordance with Intercable's past practice of managing the Jones Chicago Systems and as reflected on Schedule A attached hereto.

     1.3   Intercable.  "Intercable" shall mean Jones Intercable, Inc.
           ----------

     1.4   Jones Chicago Systems. The "Jones Chicago Systems" shall collectively
           ---------------------
mean the Naperville System and the following cable television systems located in the Chicago metropolitan area and previously managed by Intercable: (a) the Lake Zurich and South Suburb Systems; (b) the Wheaton System; (c) the Aurora System and (d) the Lake County and Orland Park Systems.

     1.5   Lake County and Orland Park Systems.  The "Lake County and Orland
           -----------------------------------
Park Systems" shall mean the cable television systems serving the Villages of Orland Park, Grayslake, Libertyville, Mundelein, Wauconda and Park Forest and the Counties of Lake, Will and Cook, all in the State of Illinois.

     1.6   Lake Zurich and South Suburb Systems. The "Lake Zurich and South
           ------------------------------------
Suburb Systems" shall mean and refer to the cable television systems serving the Villages of Crete, Flossmoor, Hazel Crest, Indian Head Park, La Grange, La Grange Park, Lansing, Matteson, Olympia Fields, Richton Park, Riverside, Thornton, University Park, Western Springs, Barrington, Deer Park, Hawthorn Woods, Hoffman Estates, Indian Creek, Kildeer, Lake Barrington, Lake Zurich, Long Grove, South Elgin, and Vernon Hills, the City of Elgin and the Counties of Kane, Lake, Will and Cook, all in the State of Illinois.

     1.7   Wheaton System.  The "Wheaton System" shall mean the cable television
           --------------
system serving the Villages of Addison, Glen Ellyn, and Winfield, the Cities of Geneva, St. Charles, Warrenville, West Chicago, and Wheaton and the Counties of Dupage and Kane, all in the State of Illinois.

Section 2.  Signal

     2.1   Programming Signals and Allocation of Oswego Headend Costs.  During
           ----------------------------------------------------------
the term of this Agreement, TCI shall provide to Fund 14-A for distribution on the Naperville System the programming signals set forth on Schedule B attached hereto (the "Programming Signals"). TCI acknowledges and agrees that TCI shall not add to or delete the Programming Signals distributed to the Naperville System during the term of this Agreement without the prior written consent of Fund 14-A, which consent shall not be unreasonably withheld. The Programming Signals shall be transmitted to the Naperville System from the Oswego headend facility located in the Aurora System. Except with respect to programming costs as set forth in Section 2.2 below, all costs associated with the normal
                -----------
maintenance and repair of the Oswego headend (other than rebuild or upgrade expenditures or those costs that would be capitalized under generally accepted accounting principles) will be allocated among TCI and Fund 14-A in accordance with Intercable's past practices of managing the Jones Chicago Systems.

     2.2   Programming Agreements and Fees. Fund 14-A shall arrange for all
           -------------------------------
programming agreements necessary to distribute the Programming Signals on the Naperville System and shall be responsible for the payment of all programming fees associated therewith.


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

Section 3. Services and Facilities

     3.1   General.  Subject to terms and provisions of this Agreement, TCI
           -------
shall use commercially reasonable efforts to provide the services outlined in this Agreement as well as such services as may, from time to time, be appropriate or reasonably required for the proper and efficient operation of the Naperville System in accordance with sound business principles and practices customary in the cable television industry (the "Services"). Notwithstanding anything in this Agreement to the contrary, TCI acknowledges that TCI shall be subject to the direction and control of Fund 14-A with respect to the operation of Naperville System and the Services provided hereunder. Fund 14-A will have the right to review all policies and procedures employed by TCI in providing the Services to the Naperville System. TCI will perform all of its obligations under this Agreement on behalf of Fund 14-A and will act for all purposes in performing its obligations under this Agreement as the agent of Fund 14-A. Fund 14-A and TCI acknowledge and agree that during the term of this Agreement, TCI will provide Services set forth herein using the Intercable name. Notwithstanding any provision of this Agreement to the contrary, during the term of this Agreement, TCI shall use commercially reasonable efforts to refrain from taking any action that would constitute, and TCI shall use commercially reasonable efforts not to fail to take any action the effect of which failure would cause: (a) a violation of any law applicable to the Naperville System; (b) a breach of any cable franchise, license, or material contract applicable to the Naperville System; or (c) a violation of any rule or regulation of the Federal Communications Commission ("FCC"). Subject to Fund 14-A's right to direct TCI to cure, at Fund 14-A's expense, any of the matters referred to subparagraphs (a)-
(c) above, TCI will be deemed to have satisfied its obligations to provide Services under this Agreement if, and to the extent that, the Services provided by TCI under this Agreement are consistent with, and reasonably comparable to, Intercable's past practices of managing the Naperville System.

     3.2   Services to be Provided.  The Services to be provided by TCI to the
           -----------------------
Naperville System shall include, but shall not be limited to, the following:

           (a) the formulation and supervision of all advertising, marketing and sales programs but excluding the formulation or creation of any marketing materials;

           (b) the maintenance of the cable plant of the Naperville System in its condition as of the date of this Agreement, reasonable wear and tear excepted;

           (c) the supervision of all plant installation, maintenance and repair, including, without limitation, the selection and appointment of all subcontractors, equipment suppliers and vendors; provided, however, that TCI shall not utilize or retain subcontractors other than those described on Schedule C attached hereto without the prior consent of Fund 14-A;

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

           (d) the supervision and maintenance of all collections relating to the Naperville Systems in accordance with Intercable's past practices;

           (e) the acquisition of materials and supplies, if any, necessary for the day-to-day operations of the Naperville System;

           (f) providing to Fund 14-A converter repair services on behalf of the Naperville System;

           (g)     subject to Section 3.4, providing to Fund 14-A any reports
                              -----------
     and information, financial or otherwise, regarding the Naperville System reasonably requested by Fund 14-A; provided, however, that such reports and information are reasonably practical for TCI to generate and provide;

           (h) providing customer service support during regular business hours and after hours telephone support;

           (i) supervising capital projects on behalf of the Naperville System so that the same are consistent with the capital budget attached hereto as Schedule D;

           (j) providing any public, educational, governmental, local origination, or leased access services required under any of the Franchises of the System; and

           (k) the taking of any other action in connection with the development, operation and maintenance of the Naperville System in the ordinary course of business which is commercially reasonable, appropriate and necessary or which may be requested by the local operations manager of the Naperville System.

     3.3  Services Requiring Consent of Fund 14-A.  TCI shall not, without the
          ---------------------------------------
prior authorization of Fund 14-A:

           (a) enter into any agreement or contract on behalf of Fund 14-A with any third party, including, but not limited to, franchise agreements or any amendments, extensions or renewals thereof, license agreements, pole attachment agreements, leases, easements, rights-of-way, or bulk service agreements;

           (b) implement or request any rate increases or decreases with respect to the services provided by the Naperville System;

           (c) sell, lease, exchange, trade, encumber or otherwise dispose of the assets of the Naperville System;

           (d) engage on behalf of Fund 14-A, attorneys, accountants, engineers,

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

     consultants or other qualified professionals;

           (e) borrow from banks or other lending institutions on behalf of Fund 14-A for any purpose; or

           (f) cause Fund 14-A to institute, defend, or settle litigation involving Fund 14-A or the Naperville System or apply for injunctive relief or give releases and discharges with respect to any of the foregoing, and any matters incident thereto.

     3.4  Exclusions from Services.  The definition of Services shall expressly
          ------------------------
exclude, and TCI shall not be entitled or required to:

           (a)     subject to Section 2, arrange for, or provide, programming
                              ---------
     agreements to the Naperville System or arrange for the payment of programming fees;

           (b) cause Fund 14-A to maintain its franchises, except in the ordinary course of business;

           (c)     subject to Section 3.2(i) make capital expenditures on
                              --------------
     behalf of Fund 14-A other than from funds provided by Fund 14-A and, in any case, at the direction of Fund 14-A;

           (d)     enter into any agreement on behalf of Fund 14-A;

           (e)     prepare copyright filings on behalf of Fund 14-A;

           (f) prepare or file income tax returns with respect to the Naperville System on behalf of Fund 14-A;

           (g) prepare or maintain accounting, bookkeeping or other financial systems or records relating to the Naperville System;

           (h) except as may otherwise be provided herein, prepare or file any applications, reports, statements or other documents with appropriate national, federal, state and local regulatory agencies or departments (including but not limited to the Federal Communications Commission, Federal Aviation Administration, Equal Employment Opportunity Commission, and national, federal and state agencies having similar jurisdictions), including, but not limited to, federal, state or local tax returns with respect to the operation of the Naperville Systems; or

           (i) arrange for or provide subscriber billing services to the Naperville System during such time as Intercable is providing transitional billing services to

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

     TCI or any of its Affiliates;

     3.5   Facilities.  In addition to the Services to be provided above, TCI
           ----------
shall allow Fund 14-A and the Naperville System to utilize warehouse space located in the Oswego office of the Aurora System for the benefit of the Naperville System. In addition, TCI shall allow Fund 14-A and the Naperville System to utilize the local origination studio of the Wheaton System for the benefit of the Naperville System. All costs associated with Fund 14-A's use of the above-referenced facilities will be allocated among TCI, TCI's Affiliates and Fund 14-A in accordance with Intercable's past practices of managing the Jones Chicago Systems.

     3.6   TCI Employees.  All TCI employees utilized by TCI in its performance
           -------------
of the Services shall hereinafter be referred to as "Employees." As part of the Services to be provided by TCI to Fund 14-A hereunder, TCI agrees to use commercially reasonable efforts to make available to Fund 14-A the services of those individuals identified on Schedule A attached hereto. Fund 14-A and TCI acknowledge that all Employees utilized by TCI to perform Services hereunder shall be deemed employees of TCI whose salaries and benefits (as determined by
TCI) shall be paid and administered by TCI, subject to Fund 14-A's reimbursement obligation as provided in Section 4.2 hereof,
                          -----------

     3.7   Payment of Expenses.  Notwithstanding anything to the contrary
           -------------------
contained herein, Fund 14-A shall be responsible for the payment of all costs, expenses and liabilities of any nature whatsoever in connection with the development and operation of the Naperville System. Fund 14-A shall be the responsible party under all agreements relating to the Naperville System.

     3.8   Compliance with Agreements.  Notwithstanding anything to the contrary
           --------------------------
contained herein, Fund 14-A shall continue to be the franchisee, licensee and permittee, as applicable, of all agreements of any nature whatsoever issued by any governmental authority or other third party in connection with the operation of the Naperville System and shall retain ultimate control over the Naperville System. Fund 14-A shall also retain ultimate responsibility for compliance with all applicable laws and the terms of any applicable authorizations. Fund 14-A shall be responsible for notifying any franchising authorities of the terms and provisions of this Agreement if required by any franchise.

     3.9   Power of Attorney.  Fund 14-A hereby grants to TCI power of attorney
           -----------------
to endorse all checks, deposits and other payments made to Fund 14-A or Intercable to the extent they relate to the Naperville System. Such power of attorney is coupled with an interest and shall be irrevocable for the term hereof.

Section 4.  Compensation and Expenses

     4.1   Service Fee.  As compensation to TCI for the performance of its
           -----------
obligations hereunder, Fund 14-A shall pay to TCI a monthly service fee (the "Service Fee") equal to three percent (3%) of the total "Gross Monthly Operating Revenues of the

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

Naperville System." For the purposes of this Agreement "Gross Monthly Operating Revenues of the Naperville System" shall mean all revenues arising out of, or in connection with, the operation of the Naperville System including, but not limited to, subscriber billings, advertising billings, and home shopping royalty payments, but exclusive of all interest, dividends, royalties and other similar types of investment income that do not arise from the operation of the Naperville System in the ordinary course.

     4.2   TCI Expense Reimbursement.  In addition to the Service Fee described
           -------------------------
above, Fund 14-A shall reimburse TCI for: (a) all Employee Expenses, as hereinafter defined; (b) all direct, out-of-pocket expenditures incurred by TCI arising from, or related to, the performance of TCI's Services hereunder, including, but not limited to, reasonable labor attorney's fees provided that the same are allocated to the Naperville System in accordance with Intercable's past practices of managing the Jones Chicago Systems; (c) the cost, on a FIFO basis (including freight, carrying costs and taxes), for any and all parts or equipment used by TCI in the performance of the Services that are obtained either from TCI's existing inventory or from TCI Affiliates; (d) the allocated costs, from TCI's centralized warehouse, its converter repair facility, and its after-hours phone center, including, but not limited to, all Employee Expenses, as determined in accordance with Intercable's past practices of managing the Jones Chicago Systems; (e) expenses incurred by TCI's advertising sales department, including all Employee Expenses, on behalf of the Naperville System as determined in accordance with Intercable's past practices of managing the Jones Chicago Systems; (f) costs and expenses for which TCI is entitled to be indemnified hereunder; (g) any other services that would ordinarily be direct expenditures of Fund 14-A in connection with the Naperville System; and (h) any expenses for which TCI is entitled to be reimbursed under Sections 2.1, 3.5 or
                                                          -----------------
any other provision of this Agreement (collectively, "Reimbursable Expenses"). For the purposes of this Agreement, Employee Expenses shall mean and include:
(i) the base salary, overtime entitlement, commission and/or bonus payable to each Employee multiplied by the Allocated Percentage for such Employee ("Total Employee Compensation"); (ii) an amount equal to twenty-eight percent (28%) of each Employee's Total Compensation, which amount represents TCI's good faith estimate of the cost to TCI of its normal and customary benefits to an Employee, and TCI's portion of F.I.C.A., unemployment and workers compensation insurance, and other statutory benefits and taxes; (iii) all costs (including judgments, settlements, awards and attorney's fees) incurred by TCI due to injuries sustained by an Employee during the term of this Agreement while performing Services for Fund 14-A (including workers compensation claims); (iv) all costs (including judgments, settlements, awards and attorney's fees) incurred by TCI as a result of any claim or lawsuit brought by an Employee against Fund 14-A or TCI, including claims of discrimination or wrongful discharge, arising out of the performance of Services hereunder during the term hereof; and (v) all costs (including judgments, settlements, awards and attorney's fees) incurred by TCI in connection with any third-party claim against TCI or Fund 14-A for damages or injuries arising from any act or omission of an Employee while such Employee is performing Services during the term of this Agreement. Reimbursable Expenses shall not include any overhead of TCI's corporate or regional offices including, but not limited to, salaries, bonuses, health, welfare, retirement and other benefits and overhead expenses of its corporate or regional office management, development, internal accounting and finance management personnel, or any labor attorney's fees incurred by TCI, or any Affiliate thereof, that arise from, or are related to, TCI's election, or any TCI Affiliate's election, to retain or release previous Intercable employees in connection with their acquisition of the Jones Chicago Systems.

     4.3  Fund 14-A/Intercable Expense Reimbursement.  To the extent that the
          ------------------------------------------
Naperville local operations manager for Fund 14-A performs services for the benefit of TCI, or any TCI Affiliate, with respect to any of the Jones Chicago Systems, any employee expenses associated with such employee (as calculated in accordance with the provisions of Section 4.2 above) will be allocated among TCI
                                  -----------
and Fund 14-A in accordance with Intercable's past practices of managing the Jones Chicago Systems. Any such employee expenses will be offset against the amount of Reimbursable Expenses payable by Fund 14-A to TCI hereunder.

     4.4  Payment of Service Fee and Reimbursable Expenses.  On or before the
          ------------------------------------------------
20th day of each month, Fund 14-A shall submit to TCI a statement which indicates the Gross Monthly Operating Revenues of the Naperville System (the "GMOR Statement"). All invoices, receipts and other supporting information relating to the GMOR Statement shall be available for TCI's review upon TCI's request. On or before the 30th day of each month, TCI shall submit to Fund 14-A a reconciliation statement which indicates (a) all Reimbursable Expenses payable to TCI for the previous month together with a copy of the general ledger detailing such amounts, and (b) the amount of the Service Fee payable to TCI for the previous month based upon the GMOR Statement provided by Fund 14-A (the "Reconciliation Statement"). The Reconciliation Statement and the general ledger detailing the amounts set forth thereon shall be prepared on a cash basis. All invoices, receipts and other supporting information relating to the Reconciliation Statement shall be available for Fund 14-A's review upon Fund 14-A's request. Within 10 days of Fund 14-A's receipt of the Reconciliation Statement, Fund 14-A shall pay to TCI the amount set forth in the Reconciliation Statement subject to Fund 14-A's right to review and object to the same.

Section 5.  Term

     The term of this Agreement shall commence as of 12:00 a.m. C.S.T, March 6, 1999, and, unless earlier terminated, shall automatically terminate upon the earliest of: (a) the date upon which an Affiliate of TCI acquires the assets of the Naperville System from Fund 14-A; or (b) July 31, 1999; provided, however, that Fund 14-A will have the one time right to extend the term of Section 2 of this Agreement until November 30, 1999, in the event that Fund 14-A has not conveyed the Naperville System to TCI or an Affiliate thereof by July 31, 1999. In the event that Fund 14-A elects to exercise this right, Fund 14-A shall provide written notice of its election to do so no later than June 30, 1999.

Section 6.  The Chicago Cable Interconnect Agreement

     During the term of this Agreement, the Naperville Systems' Chicago Cable Interconnect ("CCI") revenues shall continue to be included in the Naperville Systems' portion of the CCI revenues, and all advertising revenues, including CCI revenues, and related advertising expenses, will be allocated to the Naperville System as a percentage of revenue in accordance with Intercable's past practices of managing the Jones Chicago Systems. On or before the 20th day of each month, TCI shall submit to Fund 14-A a report detailing all advertising revenues, including CCI revenues, and related advertising expenses, allocated to the Naperville System for the previous month.

Section 7.  Indemnification

     7.1  Indemnification by Fund 14-A.  Fund 14-A will indemnify and hold
          ----------------------------
harmless TCI, its Affiliates, and all direct and indirect shareholders, directors, officers, employees, members and agents of TCI and its Affiliates (individually or collectively a "TCI Indemnitee") from and against any and all claims, demands, costs, damages, expenses, losses, liabilities, judgments, fines, settlements and other amounts of any nature (including, but not limited to reasonable attorney, accountant and expert fees) (collectively, "Damages") arising from or related to TCI's performance of its obligations under this Agreement or arising out of, or related to the Naperville System; provided, however, that with respect to any matter for which indemnification is sought:
(i) the TCI Indemnitee acted in good faith and in a manner it reasonably believed to be in the best interest of Fund 14-A and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful, and (ii) the TCI Indemnitee's conduct for which indemnification is sought does not constitute gross negligence, willful misconduct or a willful breach of this Agreement.

     7.2  Indemnification by TCI.  Except as may otherwise be provided herein,
          ----------------------
TCI will indemnify and hold harmless Fund 14-A, Intercable and their Affiliates, and all partners, shareholders, directors, officers, employees, members and agents of Fund 14-A and Intercable and their Affiliates (individually or collectively, a "Fund 14-A Indemnitee") from and against any and all Damages incurred by any Fund 14-A Indemnitee which arise from, or are related to, TCI's gross negligence or willful misconduct in the performance of its duties hereunder or as a result of TCI's willful breach of this Agreement.

     7.3  Right to Indemnification Not Exclusive Remedy - Survival.  Except as
          --------------------------------------------------------
otherwise provided herein, the indemnification rights contained in this Section will be cumulative of, and in addition to, any and all other rights, remedies and recourse to which any TCI Indemnitee or Fund 14-A Indemnitee may have under this Agreement, at law or in equity. The indemnification rights provided in this Section will inure to the benefit of the heirs, successors, assigns and administrators of each TCI Indemnitee and Fund 14-A Indemnitee. TCI's and Fund 14-A's indemnification obligations hereunder shall survive the termination of this Agreement.

Section 8.  Limitations on Liability

     Notwithstanding anything to the contrary contained herein, or pursuant to any legal requirement to the contrary, neither TCI (nor any of its direct or indirect partners, shareholders, directors, officers, Affiliates, employees, members or agents) shall have any liability, express or implied, for any action taken or omitted to be taken by TCI, or for any failure or delay in performing or exercising any obligation, duty, right, power or authority possessed by TCI under this Agreement, or any other document related hereto, except for actual Damages, if any, suffered by Fund 14-A that are proximately caused either by TCI's gross negligence, willful misconduct or willful breach of this Agreement.

Section 9.  Insurance

     9.1  Insurance to be Maintained by Fund 14-A.  At Fund 14-A's expense, Fund
          ---------------------------------------
14-A shall procure and maintain in full force and effect during the term of this Agreement insurance coverage of the types and in the amounts set forth below for the Naperville System (unless greater amounts are required by law, in which case Fund 14-A shall maintain such greater amounts)

          (a) Commercial General Liability Insurance, including coverage for contractual liability, bodily injury, including wrongful death, and property damage, with limits of not less than $1,000,000 combined single limit per occurrence;

          (b) Property Damage Insurance, including coverage for buildings, equipment and cable plant, plus business interruption loss, with a combined limit of not less than $20,000,000 per loss, per occurrence; and

          (c) Comprehensive Automobile Liability Insurance, including all owned, non-owned, or hired vehicles, with limits of not less than $1,000,000 combined single limit per accident.

     9.2  Insurance to be Maintained by TCI.  TCI shall procure and maintain in
          ---------------------------------
full force and effect during the term of this Agreement insurance coverage of the following types and in the amounts set forth below for the Naperville System (unless greater amounts are required by law, in which case TCI shall maintain such greater amounts):

     (a) Workmen's Compensation covering all TCI employees involved with the performance of the Services, with policy amounts and coverage in compliance with the laws of the jurisdiction in which the Services will be performed and consistent with Intercable's past practices in managing the Jones Chicago Systems, and Employer's Liability in limits not less than $1,000,000 each accident, $1,000,000 disease - each employee and $1,000,000 disease - policy limit.

     9.3  Requirements of Insurance Policies.  TCI shall provide Fund 14-A, and
          ----------------------------------
Fund 14-A shall provide TCI, with certificates of insurance (or if certificates of insurance are not available, such other evidence of insurance as may be reasonably requested) evidencing the amounts and types of insurance to be covered by TCI and Fund 14-A, respectively, under this Agreement. TCI shall be named as an additional insured on all of Fund 14-A's insurance policies related to the Naperville System. To the extent possible, Fund 14-A and Intercable shall be named as an additional insured on all of TCI's insurance policies related to the Naperville System. Fund 14-A's insurance shall be the primary coverage on any and all claims arising from or related to the terms and provisions of this Agreement other than worker's compensation or other employee claims. TCI's worker's compensation and employee liability insurance shall be the primary coverage with respect to all employee claims covered thereby. All policies evidencing the insurance coverages required hereunder shall not be materially changed, modified to reduce coverage, or canceled unless agreed to by the other party.

     9.4  Waiver of Subrogation. Fund 14-A and TCI each hereby release and
          ---------------------
relieve the other, and waive the entire right of recovery against the other, for loss or damage arising out of or related to the perils insured under the provisions of this Section and which arise from or are related to the Services provided under this Agreement whether due to the negligence of Fund 14-A or TCI, or any of their agents or employees.

Section 10.  Default and Termination

     10.1 Default. A default by Fund 14-A or TCI shall occur under this
          -------
Agreement if Fund 14-A or TCI shall willfully breach, in any material respect, any provision of this Agreement to be kept and performed by Fund 14-A or TCI.

     10.2 Remedies Upon Default. This Agreement may be terminated by either TCI
          ---------------------
or Intercable on written notice to the other party in the event of any default by the other party which is not cured within 30 days after written notice thereof is received by the defaulting party (or if not curable within that time period, within a reasonable time thereafter); provided, however, in no event shall TCI have the right to terminate its obligation under Section 2 to provide
                                                           ---------
the Programming Signals to the Naperville System on less than 120 days written notice to Fund 14-A, unless this Agreement would otherwise terminate pursuant to
Section 5 prior to the end of such 120 day period.
---------

     10.3 Payment Upon Default.  In the event of termination of this Agreement
          --------------------
pursuant to the terms hereof, TCI shall be entitled to receive promptly following termination, and in any event within 30 days thereafter, the amount of any accrued but unpaid Service Fees and Reimbursable Expenses.

Section 11.  Confidentiality

     It is understood that each party desires to maintain the confidentiality of all documents or other information or data, whether written or oral, relating to the Jones Chicago Systems and the Naperville System and furnished or made available to the other party or its employees, agents or consultants during the term of this Agreement (the "Information"). Each party will hold and will use all reasonable efforts to cause its officers, directors, employees, lenders, accountants, representatives, agents, consultants and advisors to hold in strict confidence all of Information in its possession, and will not, without the prior written consent of the other party, (i) use the Information for any purpose other than in connection with the Services contemplated by this Agreement; or
(ii) release or disclose any Information to any other person, except to those persons who need to know the Information in connection with the Services contemplated by this Agreement and who are informed of the confidential nature of the Information and who agree to be bound by the terms and conditions hereof. Notwithstanding the foregoing, the following will not constitute Information for the purposes of this Agreement: (a) information that the receiving party can show was known by it, its directors, officers, employees, consultants or by its affiliates prior to the disclosure thereof by the delivering party; (b) information that is or becomes generally available to the public other than as a result of a disclosure directly or indirectly by the receiving party or its directors, officers, employees or consultants in breach of this Agreement; (c) information that is independently developed by the receiving party, its directors, officers, employees, consultants or its affiliates; or (d) information that is or becomes available to the receiving party on a non-confidential basis from a source other than the delivering party or its directors, officers, employees, provided that such source is not known by the receiving party to be bound by any obligation of confidentiality in relation thereto. Notwithstanding the foregoing, TCI acknowledges that the exceptions contained in subparagraphs (a) - (d) above shall not apply to confidential information developed by TCI, or otherwise in TCI's possession, arising from or related to, TCI's performance of the Services hereunder.

Section 12.  Miscellaneous

     12.1 Relationship Among the Parties.  Nothing herein contained shall be
          ------------------------------
deemed to make TCI a partner, co-venturer or other participant in the business or operations of Fund 14-A or in any manner to render TCI liable as a principal, surety, guarantor, agent or otherwise for any of the debts, obligations or liabilities of Fund 14-A, whether incurred directly by Fund 14-A or by TCI on behalf of Fund 14-A in accordance with this Agreement.

     12.2 Other Activities of TCI.  Nothing in this Agreement shall limit or
          -----------------------
restrict the rights of TCI or any of its Affiliates to engage in any other business or to devote its time and attention to the management or other aspects of any other business or to render services of any kind. Fund 14-A acknowledges that TCI and its Affiliates own, manage or operate cable television systems throughout the United States, including cable television systems in the Chicago metropolitan area. TCI will devote such of its attention, time, efforts and resources to the Naperville System as shall be reasonably necessary for it to carry out its duties hereunder and consistent with Intercable's past

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

practices of managing the Naperville System.

     12.3 Force Majeure. TCI shall not be responsible for the loss of, or damage
          -------------
to, any property of Fund 14-A, or for any failure to fulfill its duties hereunder if such loss damage or failure shall be caused by or directly or indirectly due to war damage, enemy action, the act of any Government or other authority, riot, civil commotion, rebellion, storm, tempest, accident, fire, lock-out, strike or other cause whether similar or not beyond the control of TCI; provided, however, that TCI shall use its reasonable efforts to minimize the effects of the same.

     12.4 Notices.  All notices and other communications given or made pursuant
          -------
to this Agreement shall be in writing and shall be deemed to have been duly given or made as of the date delivered, by hand, by telecopier device (confirmed by hand delivery or overnight courier service) or by overnight courier service to the parties at the following address (or at such other address for a party as shall be specified by like notice):

     if to TCI, to:        Tele-Communications, Inc.
                           5619 DTC Parkway
                           Englewood, Colorado  80111
                           Attn: Derek Chang

     with a copy to:       Peggy Knight, Esq.
                           Sherman & Howard, L.L.C.
                           633 17/th/ Street, Suite 3000
                           Denver, Colorado 80202

     if to Fund 14-A, to:  Jones Intercable, Inc.
                           9697 E. Mineral Avenue
                           Englewood, Colorado, 80112
                           Attn: President

     with a copy to:       Jones Intercable, Inc.
                           9697 E. Mineral Avenue
                           Englewood, Colorado, 80112
                           Attn: Legal Department

     12.5 Assignability; Benefit and Binding Effect.  Neither party hereto may
          -----------------------------------------
assign this Agreement, or any part thereof, without the prior written consent of the other party, which consent shall not be unreasonably withheld. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     12.6 Governing Law.  This Agreement shall be governed by the laws of the
          -------------
State of Colorado as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies (without giving effect to the principles of conflicts of law thereof).

     12.7 Headings.  The headings preceding the text of sections and subsections
          --------
of this Agreement are included for ease of reference only and shall not be deemed part of this Agreement.

     12.8 Entire Agreement.  This Agreement represents the entire understanding
          ----------------
and agreement between TCI and Fund 14-A with respect to the specific subject matter hereof. This Agreement supersedes all prior negotiations between the parties and cannot be amended, supplemented or changed except by an agreement in writing which makes specific reference to this Agreement or an agreement delivered pursuant hereto, as the case may be, and which is signed by the party against which enforcement of any such amendment, supplement or modification is sought.

     12.9 Further Assurances.  The parties shall take any actions and execute
          ------------------
any other documents that may be reasonably necessary or desirable to the implementation and consummation of this Agreement or that may be reasonably requested by any other party hereto. Each party will cooperate with the other party and provide any assistance reasonably requested by the other party to effectuate the intent of this Agreement.

     12.10  Severability.  If any provision of this Agreement or the application
            ------------
thereof to any person or circumstance shall be held invalid or unenforceable to any extent by any court of competent jurisdiction, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     12.11  Counterparts.  This Agreement may be signed in counterparts, each of
            ------------
which shall be deemed to be an original but which, when taken together, shall constitute one and the same instrument.

     12.12  Exhibits.  All Exhibits and Schedules attached hereto are hereby
            --------
incorporated herein by reference as if fully set forth herein.

     12.13  Conflict. The parties acknowledge and agree that this Agreement is
            --------
not intended to modify or amend any provision of that certain Asset Purchase Agreement by and between TCI Communications, Inc., as assigned to TCI of West Virginia, Inc., and Cable TV Fund 14-A, Ltd. (the "Asset Purchase Agreement"). Accordingly, in the event of a conflict between the terms and provisions of this Agreement and the terms and provisions of the Asset Purchase Agreement, the terms and provisions of the Asset Purchase Agreement shall govern and control.

                       [See Next Page for Signature Page]

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     IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.

                      Cable TV Fund 14-A, Ltd., a Colorado limited partnership

                      By: Jones Intercable, Inc., a Colorado corporation, its general partner

                           By:  /s/ Elizabeth Steele
                                --------------------
                           Title:  Vice President
                                   --------------


                      TCI Illinois Holdings L.P., an Arizona limited partnership

                      By:  TCI IL-Holdings II, Inc., its General Partner

                           By:  /s/ Derek Chang
                                ---------------
                           Title:  Vice President
                                   --------------

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